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                                                                    Exhibit (j)

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 30 to File No. 33-73408; Amendment No. 34 to File No. 811-8234) of TIFF Investment Program, Inc. of our report dated February 26, 2008, included in the 2007 Annual Report to shareholders.


                                        /s/Ernst & Young LLP
                                        -------------------------
                                        ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 24, 2008